UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

_________________

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 1, 2006

Duckwall-ALCO Stores, Inc.

(Exact name of registrant as specified in its charter)

KANSAS	0-20269	48-0201080
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 Cottage

Abilene, Kansas 67410

(Address of principal executive offices) (Zip Code)

(785) 263-3350

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Form 8-K/A is being filed to include Exhibit 10.1 as an attachment. The original Form 8-K, filed August 1, 2006, was filed without that attachment.

Item 1.01	Entry into a Material Definitive Agreement.

On August 1, 2006, Duckwall-ALCO Stores, Inc. (the "Company") announced that it entered into a new employment agreement dated August 1, 2006, with Bruce C. Dale (the "Employment Agreement"). A copy of the press release containing the announcement is filed with this Current Report as Exhibit 99.1 and is incorporated by reference herein.

The Employment Agreement is effective as of August 1, 2006, and has a term ending on March 31, 2012. The Employment Agreement may be terminated prior to the end of the term by Mr. Dale upon 30 days prior written notice to the Company and by the Company at any time.

Under the Employment Agreement, Mr. Dale covenants during the term of the Employment Agreement, and for two years after its term ends, not to (a) compete with the Company, or (b) solicit the Company's employees or customers. Mr. Dale also agrees to keep proprietary information of the Company confidential during and after the term of the Employment Agreement.

The Company will pay Mr. Dale an annual base salary of $365,000. Mr. Dale is eligible for a performance bonus equal to 75% of his base pay.

The above is only a summary of the material terms of Mr. Dale's employment agreement with the Company and is subject in its entirety to the actual Employment Agreement, a copy of which is filed under Item 9.01 of this Current Report as Exhibit 10.1 and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

10.1	Employment Agreement dated as of August 1, 2006, between Duckwall-ALCO Stores, Inc. and Bruce C. Dale.

99.1	Press Release dated August 1, 2006, furnished solely for the purpose of incorporation by reference into Item 9.01.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUCKWALL-ALCO STORES, INC.

Date: August 1, 2006	By: /s/ Michael S. Marcus
Michael S. Marcus
Vice President - Finance and Treasurer

EXHIBIT INDEX

10.1	Employment Agreement dated as of August 1, 2006, between Duckwall-ALCO Stores, Inc. and Bruce C. Dale.

99.1	Press Release dated August 1, 2006, furnished solely for the purpose of incorporation by reference into Item 9.01.